Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-215833-02 on Form S-3 of CenterPoint Energy Resources Corp. of our report dated February 21, 2017, relating to the consolidated financial statements of Enable Midstream Partners, LP and subsidiaries, appearing in this Annual Report on Form 10-K of CenterPoint Energy Resources Corp. for the year ended December 31, 2016.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas
February 28, 2017